EXHIBIT 21.1

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
                                                                           DATE OF
SUBSIDIARIES                                                               INCORPORATION           JURISDICTION
------------                                                               -------------           ------------
AmeriPath Florida, Inc. f/k/a/ D & P Pathology, Inc.                       2/13/96                 Florida
  d/b/a  AmeriPath Florida
         American Laboratory Associates
         Derrick and Associates Pathology
         D&P Pathology
         Florida Pathology Associates
         Gulf Coast Pathology Associates
         Volusia Pathology Group
         Seidenstein, Levine and Associates
         Indian River Pathology
         Medical Support Services

AmeriPath Alabama, Inc. f/k/a SkinPath, P.C.                               1/5/95                  Alabama
  d/b/a  SkinPath

AmeriPath Kentucky, Inc. f/k/a Technical Pathology Services, Inc.          2/02/88                 Kentucky
  d/b/a  Pathology Associates

AmeriPath Ohio, Inc.                                                       9/26/96                 Delaware

AmeriPath Cincinnati, Inc. f/k/a/ David R. Barron, M.D., Inc.*             11/1/68                 Ohio
  d/b/a  Richfield Laboratory of Dermatopathology

AmeriPath Cleveland, Inc. f/k/a Beno Michel, M.D., Inc.*                   4/15/76                 Ohio
  d/b/a  Cutaneous Pathology & Immunofluorescence Laboratory

AmeriPath Texas, Inc. f/k/a Freeman-Cockerell Laboratories, Inc.           3/2/94                  Texas
  d/b/a  Freeman-Cockerell Laboratories
         Plains Pathology Associates
         Porterfield Pathology
         Severance & Associates
         Southwest Pathology Associates
         Unipath

AmeriPath Mississippi, Inc. f/k/a Sturgis, Henderson & Proctor             12/30/70                Mississippi
  Pathology Laboratory, P.A.
  d/b/a  Sturgis, Henderson & Proctor Pathology Laboratory

AmeriPath Indiana, Inc. f/k/a Colab, Inc.                                  11/28/94                Indiana

AmeriPath 5.01(a) Corporation**                                            2/7/97                  Texas
  d/b/a AmeriPath Texas - Dermatopathology 5.01(a) Corporation

DFW 5.01(a) Corporation**                                                  7/21/97                 Texas
  d/b/a  AmeriPath DFW 5.01(a) Corporation

AmeriPath Indianapolis, LLC*                                               08/28/97                Indiana
  d/b/a  Colab, Inc.

Shoals Pathology Associates, Inc.                                          1/2/76                  Alabama

Drs. Rogers, White & Smith, M.D., Inc.                                     11/19/79                Florida

Laboratory Physicians, Jacksonville, Inc.                                  4/6/84                  Florida

Pasadena Pathology Edward K. Miller, M.D., Inc.                            12/17/84                Florida

Susan R. Baker, Inc.                                                       10/4/88                 Florida
  d/b/a  North Shore Medical Center Pathologists

AmeriPath APA, LLC                                                         2/9/98                  Indiana
  d/b/a  Anatomic Pathology Associates

R.M.C. Pathology Associates, Inc.                                          12/31/82                Mississippi

AmeriPath N.Y. Labs, Inc.                                                  3/9/98                  New York
  d/b/a  East End Laboratories

AmeriPath North Carolina, Inc. f/k/a H. Michael Jones M.D., P.A.           6/1/80                  North Carolina
  d/b/a  H. Michael Jones

AmeriPath Consulting Pathology Services, P.A.                              8/1/98                  North Carolina
  d/b/a  H. Michael Jones

AmeriPath P.C.C., Inc. f/k/a Pathology Consultants of Cleveland            8/6/84                  Ohio
  d/b/a  Pathology Consultants of Cleveland

AmeriPath Youngstown, Inc. f/k/a Consultant Pathology Associates           8/1/96                  Ohio
  d/b/a  Consultant Pathology Associates

AmeriPath Youngstown Labs, Inc. f/k/a Mahoning Medical Laboratories        3/28/94                 Ohio
  d/b/a  Mahoning Medical Laboratories

AmeriPath Pennsylvania, Inc.                                               5/22/92                 Pennsylvania

AmeriPath Pittsburgh, P.C. f/k/a Dermatopathology Laboratory               12/1/97                 Pennsylvania
  d/b/a  Dermatopathology Laboratory

AmeriPath San Antonio 5.01(a) Corporation**                                7/8/98                  Texas

AmeriPath Lubbock 5.01(a) Corporation**                                    6/9/98                  Texas

Pathology Affiliated Services, Inc.                                        12/31/97                Texas

J.A. Lynn MD & Associates                                                  5/1/71                  Texas
  d/b/a  Texoma

AmeriPath Wisconsin, Inc. f/k/a Consultants Physicians                     1/1/68                  Wisconsin
  in Pathology, S.C.
  d/b/a  Consultants Physicians in Pathology, S.C.

--------------------------------------------------------------
 *The record holder is a trust of which AmeriPath, Inc. is the grantor and the sole beneficiary.
**Non-Profit Corporation of which AmeriPath, Inc. is the sole member.

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